SALE AND PURCHASE AGREEMENT

This Sale AND Purchase Agreement (the “Agreement”) is agreed and signed on April 10, 2004 in Almaty, the Republic of Kazakhstan (“Kazakhstan”)

BETWEEN

Batys Petroleum LLP, a legal entity established and existing under the laws of Kazakhstan, located at: 32 Nusupbekov Str., Almaty, Kazakhstan (“Batys LLP”), represented by Mr. Kryuchkov Nikolay Ivanovich, General Director, acting on the basis of the Charter,

Mr. Glushich Victor Petrovich, identification card No 012489378, issued by the Ministry of Internal Affairs of Kazakhstan on April 24, 2001 (“Mr. Glushich”), in person,

collectively referred to as the “Sellers”, on the one side,

AND

Big Sky Energy Atyrau Ltd., a company establish and existing under the laws of the Province of Alberta, Canada, having its Head Office located at Suite 1980, 440 – 2 Avenue SW, Calgary, Alberta, Canada  T2P 5E9, (the “Buyer”), represented by Mr. Telemtayev Maxim Bulatovich, acting on the basis of the Power of Attorney dated April 1, 2004, on the other side.

The Buyer and the Sellers may be collectively referred to as the “Parties” and individually as the “Party”.

WHEREAS, Vector Energy West LLP, a legal entity established and existing under the laws of Kazakhstan (Certificate of State Re-Registration No. 40988-1910-TOO, issued by the Almaty Department of Justice on June 25, 2003) has concluded the Contract for Exploration of Hydrocarbons at Atyrau Block (which includes blocks XXII-11-E, F; XXII-12-D, E, F; XXII-13-D, E; XXIII-11-B, C, E, F; XXIII-12; XXIII-13-A, B, D, E, F (partly); XXIV-11-B, C, E, F; XXIV-12-A (partly), B, C, D, E (partly), F (partly); XXIV-11-B, C, E, F; XXIV-13-A, B, C, D, E, F (partly); XXV-11-B (partly), C (partly), F (partly); XXV-12-A, B (partly), C (partly), D, E, F; XXV-13-A (partly), D (partly) in Atyrau region dated December 28, 2002 and the Contract for Exploration and Production of Hydrocarbons at Liman-2 Block which includes blocks XXII-9-C, F; XXII-10, XXII-11-A, D; XXIII-9-C, F, XXIII-10 in Atyrau region dated December 28, 2002, both with the Ministry of Energy and Mineral Resources of Kazakhstan (collectively the “Subsoil Use Contracts”);

WHEREAS, Batys LLP currently own 98% (ninety eight percent) interest in the charter capital of Vector Energy West LLP, and Mr. Glushich currently owns 2% (two percent) interest in the charter capital of Vector Energy West LLP (the interests owned by Batys LLP and Mr. Glushich shall be collectively referred to as the “Interest”);

WHEREAS, the Buyer wants to purchase the Interest from the Sellers, and the Sellers want to sell the Interest to the Buyer; and

NOW THEREFORE, the Parties hereby agree and covenant as follows:

ARTICLE I

SCOPE OF THE AGREEMENT

1.1

The Sellers shall hereby convey to the Buy and the Buyer shall hereby accepts from the Sellers the Interest on the terms and conditions set forth in this Agreement.

ARTICLE II

DUE DILIGENCE

2.1

The Sellers understand and agree that the Buyer will undertake due diligence of Vector Energy West LLP and the Subsoil Use Contracts.

2.2

The Parties agree to complete the due diligence process as soon as practically possible upon signing this Agreement by May 9, 2004.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1

The Sellers hereby represent and warrant to the Buyer that, as of the date hereof:

3.1.1

The Sellers possess clean and clear title to the Interest, in particular, the Interest is free of any encumbrances or claims of any third parties, and all and any documents related to the Interest were obtained and executed in the manner which fully complies with the laws of Kazakhstan;

3.1.2

Vector Energy West LLP possesses clean and clear title to the Subsoil Use Contracts, in particular, the title and the Subsoil Use Contracts are free of any encumbrances or claims of any third parties, and all and any documents related to the Subsoil Use Contracts and the title were obtained and executed in the manner which fully complies with the laws of Kazakhstan;

3.1.3

Vector Energy West LLP is not party to any litigation or pending litigation against any private legal entity, person or state authority in the total amount exceeding US$ 100,000.00 (one hundred thousand US Dollars);

3.1.4

Vector Energy West LLP has no outstanding debts due to any legal entity, person or state authorities in the total amount exceeding US$10,000.00 (ten thousand US Dollars), other than under Agreement for Financing No. LM-61 dated June 23, 2003 with Lorgate Management Inc.; and

3.1.5

Vector Energy West LLP has no outstanding debts or liabilities with regard to taxes and other compulsory payments to the budget of Kazakhstan in the total amount exceeding US$ 50,000.00 (fifty thousand US Dollars)

3.2

The Sellers understand and agree that the Buyer relied on all representations and warranties specified in Clauses 3.1.1 – 3.1.5 in making the decision to purchase the Interest. In case any of those representations and warranties appears to be untrue, the Buyer shall have an unconditional right to terminate this Agreement at any time, and seek damages for losses incurred. Further, if any of the representations and warranties specified in Clauses 3.1.1 – 3.1.5 of this Agreement becomes untrue, the Sellers shall immediately inform the Buyer in writing to this effect.

3.3

The Sellers shall in good faith cooperate with the authorized representatives of the Buyer conducting legal due diligence of Vector Energy West LLP and the Subsoil Use Contracts and provide all and any assistance and documents required for that process.

3.4

The Sellers shall acquaint the Buyer with all available original copies of the following documents:

3.4.1

accounting documents, foundation documents, subsoil use contracts, notarized consent of the wife of Mr. Glushich; and

3.4.2

other documents related to this Agreement and the subsoil use contracts.

3.5

The Parties agree that the Buyer shall have and be granted a full and exclusive right to purchase the Interest from the date of signing of this Agreement.

ARTICLE IV

TERMS OF PAYMENT FOR THE INTEREST

4.1

The Buyer shall pay to the Sellers the total amount of US$ 100,000.00 (one hundred thousand US Dollars) for the Interest by May 15, 2004.

4.2

The amount specified in Clause 4.1 hereof shall be paid in the following manner:

4.2.1

By May 10, 2004 the Buyer will have deposited an amount specified in Clause 4.1 of this Agreement to a special escrow account in HSBC Canada or Macleod Dixon LLP (Toronto Dominion Bank) and have provided the Sellers with the written notice from HSBC Canada or Toronto Dominion Bank on such deposit, provided the Sellers have granted access to relevant data on Vector Energy West LLP and the Subsoil Use Contracts; and

4.2.2

After receiving the written confirmation on deposit of the money at the special escrow account in accordance with Clause 4.2.1 and being acquainted with the documents specified in Clause 3.4.1 of this Agreement, the Sellers shall deposit the said documents and corporate seals of Vector Energy West LLP to a storage cell of a Kazakhstani bank to be jointly selected by the Buyer and the Sellers to which access is available only by using two keys. One key shall be in the possession of the Sellers and the second key shall be in the possession of the Buyer. The documents specified in Clause 3.4.2 shall be available for the Buyer in the office of Vector Energy West LLP.

4.2.3

After depositing the documents specified in Clause 3.4.1 and corporate seals of Vector Energy West LLP with the bank storage cell, the Buyer shall wire the amount stated in Clause 4.1 of this Agreement from the said special escrow account to the Sellers in the following manner:

a)     59.5% (fifty nine point five percent) of the amount specified in Clause 4.1 of this Agreement to Mr. Glushich to the bank account to be provided later, and

b)     40.5% (forty point five percent) of the amount specified in Clause 4.1 to Batys LLP to the bank account to be provided later.

4.2.4

After the amounts stated in Clauses 4.2.3 a) and b) had been credited to the bank accounts of the respective Sellers, the Sellers jointly with the Buyer shall within 2 (two) calendar days open the storage cell and hand over to the Buyer the documents and the corporate seals of Vector Energy West LLP that are deposited there.

4.3

Simultaneously with signing of this Agreement, the Buyer jointly with the Sellers shall re-structure liabilities of Vector Energy West LLP to Lorgate Management Inc. under Financing Agreement No. LM-61 date June 23, 2003.

4.4

The Parties agree that the Buyer shall acquire the ownership to the Interest as soon as the amount specified in Clauses 4.1 and 4.2.3 of this Agreement has been credited to the bank accounts of the Sellers.

ARTICLE V

APPLICABLE LAW AND DISPUTE RESOLUTION

5.1

This Agreement shall be governed by, interpreted and construed in accordance with the laws of Kazakhstan (the “Governing Law”).

5.2

All disputes, controversies or claims arising out of or relating to this Agreement or breach, termination or invalidity hereof, shall be resolved by the courts of Kazakhstan in accordance with the Governing Law.

ARTICLE VI

MISCELLANEOUS

6.1

All amounts and payments described herein shall be deemed to include all and any applicable taxes as established by the laws of Kazakhstan and any other jurisdiction. The Sellers and the Buyer shall be independently liable for payments of any taxes associated with the payments under this Agreement.

6.2

All information and all discussions hereunder shall be kept strictly confidential and not disclosed without a prior mutual consent of the Parties. In case any tax or other state authorities of Kazakhstan inquire the Parties, the Parties agree to refer to the Sale-Purchase Agreement only.

6.3

None of the rights and obligations of either Party to this Agreement shall be assigned to third parties without the explicit prior written consent to such assignment granted by the other Party.

6.4

Any amendments to this Agreement shall be made in writing only and signed by duly authorised representatives of the Parties.

6.5

If any provision or any part of this Agreement is declared invalid, then the other provisions of this Agreement shall not be affected or impaired thereby and shall remain valid and enforceable.

6.6

In case the Buyer does not provide a written confirmation on availability of funds on the special escrow account under Clause 4.2.1 hereof, this Agreement shall be deemed to be terminated effective May 10, 2004.

6.7

In case the amount specified in Clauses 4.1 and 4.2.3 of this Agreement is not received to the bank accounts of the Sellers by May 20, 2004, this Agreement shall be automatically terminated and the Sellers shall reserve all and any rights with respect to the Interest and the Sellers may on their own, without the Buyer, open the storage cell specified in Clause 4.2.2 of this Agreement and take all documents and seals which are in such storage cell.

6.8

This Agreement has been sign in 6 (six) original counterparts in Russian and English. All counterparts shall have equal legal force.

IN WITNESS WHEREOF, the Sellers and the Buyer have approved and executed this Agreement on the date first shown above.

The Seller:

/s/ Mr. Kryuchkov Nikolay Ivanovich

(Batys Petroleum LLP corporate seal)

Mr. Kryuchkov Nikolay Ivanovich

General Director of Batys Petroleum LLP

The Seller:

/s/ Mr. Glushich Victor Petrovich

Mr. Glushich Victor Petrovich

The Buyer:

/s/ Mr. Telemtayev Maxim Bulatovich

(Big Sky Energy Atyrau Ltd. corporate seal)

Mr. Telemtayev Maxim Bulatovich

Authorized Representative